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                                                                    Exhibit 23.2





               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



                  We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-66133) and related Prospectus of Integrated Surgical Systems, Inc. for the registration of 1,809,000 shares of its common stock and to the incorporation by reference therein of our report dated February 26, 1998, with respect to the consolidated financial statements of Integrated Surgical Systems, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                               ERNST & YOUNG LLP

Sacramento, California
January 15, 1999